U. S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 27, 2006
MORTON INDUSTRIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Georgia (State of other jurisdiction of incorporation or organization)	0-13198 (Commission File Number)	38-0811650 (I.R.S. Employer Identification No.)
1021 West Birchwood, Morton, Illinois 61550
(Address of principal executive offices) (Zip Code)
(309-266-7176)
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On March 27, 2006, a complaint was filed in the Superior Court of Fulton County, Georgia, against Morton Industrial Group, Inc. (the “Company”), the members of the Company’s board of directors, MMC Precision Holdings Corp., MMC Precision Merger Corp. (“Merger Sub”) and Brazos Private Equity Partners, LLC. The complaint alleges, among other things, that the consideration offered shareholders pursuant to the merger of the Company and Merger Sub announced on March 23, 2006, is inadequate and not entirely fair to all of the Company’s shareholders, that the Company’s disclosures regarding the merger are misleading, and that members of the board of directors have breached their fiduciary duties in connection with the proposed transaction. The complaint, which purports to be filed by a shareholder of the Company, includes a request for declaration that the action be maintained as a class action and seeks, among other things, damages and injunctive relief prohibiting the Company from concluding the proposed merger. The Company and its board of directors believe that the complaint against them is without merit and intend to respond accordingly.

This communication may be deemed to be solicitation material with respect to the proposed merger. In connection with the proposed merger, the Company filed the merger agreement and related documents with the Securities and Exchange Commission (“SEC”) on Current Reports on Forms 8-K and 8-K/A on March 23 and March 29, 2006, and it intends to submit preliminary proxy materials to the SEC. INVESTORS AND SECURITY HOLDERS ARE SHOULD READ THESE PRIOR FILINGS AND THE PRELIMINARY PROXY STATEMENT WHEN IT IS AVAILBALE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS. Investors and security holders can obtain these filed documents, after they are filed, free of charge at the SEC’s web site, http://www.sec.gov or the Company’s web site at www.mortongroup.com under the Investor Relations tab or by directing a request to Daryl R. Lindemann, Secretary, Morton Industrial Group, Inc., 1021 West Birchwood, Morton, Illinois 61550.
The Company and its directors, officers and certain employees may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the merger. These participants may have interests in the merger, if it is consummated, including interests arising from their holding equity interests in the Company. Information about the directors, officers and employees of the Company and their ownership of Company stock and interests in the merger will be set forth in the Company’s preliminary proxy statement to be filed with respect to the special meeting of shareholders to be held to vote on the merger agreement.
This filing contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements containing words “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects,” and similar words. The forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by such forward looking statements. Such factors include, among others, the following: the loss of certain significant customers; the cyclicality of our construction, industrial and agricultural sales; the availability of working capital; the orders of our major customers; general economic and business conditions, both nationally and in the markets in which we operate or will operate; competition; and other factors referenced in the Company’s reports and registration statements filed with the SEC. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The forward looking statements contained herein speak only of the Company’s expectation as of the date of this press release. We disclaim any obligations to update any such factors or publicly announce the result of any revisions to any of the forward looking statements contained herein to reflect future events or developments.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTON INDUSTRIAL GROUP, INC.
Date: April 4, 2006	By:	/s/ Rodney B. Harrison
Rodney B. Harrison
Vice President of Finance